                                                                    EXHIBIT 10.1

================================================================================


                                CREDIT AGREEMENT


                                  dated as of


                               September 10, 1998


                                     among


                         CAMBRIDGE TECHNOLOGY PARTNERS
                             (MASSACHUSETTS), INC.
                    AND THE OTHER ENTITIES SPECIFIED HEREIN



                            The Lenders Party Hereto


                                      and


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                          ___________________________

                             CHASE SECURITIES INC.,
                                  as Arranger


================================================================================

                               TABLE OF CONTENTS

                                                                               Page
                                                                               ----

ARTICLE I  Definitions........................................................  1
      SECTION 1.01.  Defined Terms............................................  1
      SECTION 1.02.  Classification of Loans and Borrowings................... 17
      SECTION 1.03.  Terms Generally.......................................... 17
      SECTION 1.04.  Accounting Terms; GAAP................................... 17

ARTICLE II  The Credits....................................................... 18
      SECTION 2.01.  Commitments.............................................. 18
      SECTION 2.02.  Loans and Borrowings..................................... 18
      SECTION 2.03.  Requests for Revolving Borrowings........................ 19
      SECTION 2.04.  Alternate Currency Revolving Loans....................... 20
      SECTION 2.05.  Swingline Loans.......................................... 20
      SECTION 2.06.  Letters of Credit........................................ 22
      SECTION 2.07.  Funding of Borrowings.................................... 26
      SECTION 2.08.  Interest Elections....................................... 26
      SECTION 2.09.  Termination and Reduction of Commitments................. 28
      SECTION 2.10.  Repayment of Loans; Evidence of Debt..................... 29
      SECTION 2.11.  Prepayment of Loans...................................... 29
      SECTION 2.12.  Fees..................................................... 30
      SECTION 2.13.  Interest................................................. 31
      SECTION 2.14.  Alternate Rate of Interest............................... 32
      SECTION 2.15.  Increased Costs.......................................... 33
      SECTION 2.16.  Break Funding Payments................................... 34
      SECTION 2.17.  Taxes.................................................... 35
      SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of
                     Set-offs................................................. 36
      SECTION 2.19.  Mitigation Obligations; Replacement of Lenders........... 37

ARTICLE III  Representations and Warranties................................... 38
      SECTION 3.01.  Organization; Powers..................................... 38
      SECTION 3.02.  Authorization; Enforceability............................ 38
      SECTION 3.03.  Governmental Approvals; No Conflicts..................... 39
      SECTION 3.04.  Financial Condition; No Material Adverse Change.......... 39
      SECTION 3.05.  Properties............................................... 39
      SECTION 3.06.  Litigation and Environmental Matters..................... 40
      SECTION 3.07.  Compliance with Laws and Agreements...................... 40
      SECTION 3.08.  Securities Activities.................................... 40
      SECTION 3.09.  Investment and Holding Company Status.................... 40
      SECTION 3.10.  Taxes.................................................... 40
      SECTION 3.11.  ERISA.................................................... 41
      SECTION 3.12.  Solvency................................................. 41

                                      (i)


                                                                              Page
                                                                              ----
      SECTION 3.13.  Disclosure.............................................. 41
      SECTION 3.14.  Payments by Subsidiaries................................ 41
      SECTION 3.15.  Year 2000............................................... 41

ARTICLE IV  Conditions....................................................... 42
      SECTION 4.01.  Effective Date.......................................... 42
      SECTION 4.02.  Each Credit Event....................................... 43

ARTICLE V  Affirmative Covenants............................................. 44
      SECTION 5.01.  Financial Statements and Other Information.............. 44
      SECTION 5.02.  Notices of Material Events.............................. 45
      SECTION 5.03.  Existence; Conduct of Business.......................... 45
      SECTION 5.04.  Payment of Obligations.................................. 46
      SECTION 5.05.  Maintenance of Properties; Insurance.................... 46
      SECTION 5.06.  Books and Records; Inspection Rights.................... 46
      SECTION 5.07.  Compliance with Laws.................................... 46
      SECTION 5.08.  Use of Proceeds and Letters of Credit................... 46

ARTICLE VI  Negative Covenants............................................... 47
      SECTION 6.01.  Indebtedness............................................ 47
      SECTION 6.02.  Liens................................................... 48
      SECTION 6.03.  Fundamental Changes..................................... 48
      SECTION 6.04.  Investments, Loans, Advances, Guarantees and
                     Acquisitions............................................ 49
      SECTION 6.05.  Hedging Agreements...................................... 50
      SECTION 6.06.  Restricted Payments..................................... 50
      SECTION 6.07.  Transactions with Affiliates............................ 51
      SECTION 6.08.  Restrictive Agreements.................................. 51
      SECTION 6.09.  Preferred Stock......................................... 51
      SECTION 6.10.  Coverage Ratio.......................................... 51
      SECTION 6.11.  Debt to Capital Percentage.............................. 51
      SECTION 6.12.  Net Worth............................................... 52

ARTICLE VII  Events of Default............................................... 52

ARTICLE VIII  The Administrative Agent....................................... 54

ARTICLE IX  Miscellaneous.................................................... 56
      SECTION 9.01.  Notices................................................. 56
      SECTION 9.02.  Waivers; Amendments..................................... 57
      SECTION 9.03.  Expenses; Indemnity; Damage Waiver...................... 58
      SECTION 9.04.  Successors and Assigns.................................. 59
      SECTION 9.05.  Survival................................................ 61


                                     (ii)

                                                                              Page
                                                                              ----
      SECTION 9.06.  Counterparts; Integration; Effectiveness................ 62
      SECTION 9.07.  Severability............................................ 62
      SECTION 9.08.  Right of Setoff......................................... 62
      SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service
                     of Process.............................................. 62
      SECTION 9.10.  WAIVER OF JURY TRIAL.................................... 63
      SECTION 9.11.  Judgment Currency ...................................... 63
      SECTION 9.12.  No Offset............................................... 63
      SECTION 9.13.  Headings................................................ 64
      SECTION 9.14.  Confidentiality......................................... 64
      SECTION 9.15.  Interest Rate Limitation................................ 65

SCHEDULES:
---------

Schedule I    -- Foreign Subsidiary Borrowers
Schedule 2.01 -- Commitment Percentages
Schedule 3.06 -- Disclosed Matters
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.08 -- Existing Restrictions
Schedule 6.09 -- Existing Preferred Stock


EXHIBITS:
--------

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Promissory Note
Exhibit C -- Form of Opinion of Borrower's Counsel
Exhibit D -- Form of Compliance Certificate

                                     (iii)

     CREDIT AGREEMENT dated as of September 10, 1998 among Cambridge Technology Partners (Massachusetts), Inc., a Delaware corporation ("Cambridge"), and the
                                                         ---------
entities listed on Schedule I hereto, as joint and several borrowers hereunder
                   ----------
(collectively, the "Borrower"), the LENDERS party hereto, and THE CHASE
                    --------
MANHATTAN BANK, as Administrative Agent.

     WHEREAS, the entities listed on Schedule I hereto are foreign subsidiaries
                                     ----------
of Cambridge;

     WHEREAS, Cambridge and such foreign subsidiaries are and will be operated as separate entities but are and will be operated on an integrated basis in connection with their respective financial resources;

     WHEREAS, the operations of the Borrower are conducted on a combined basis with shared management, purchasing, planning, financial controls and other functions, and the access of the Borrower to the credit facilities provided hereunder benefits the Borrower's various businesses; and

     WHEREAS, the Borrower desires to arrange for a $50,000,000 credit facility, the proceeds of which will be used to fund acquisitions and capital expenditures, and to provide working capital.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

      SECTION 1.01 Defined Terms.  As used in this Agreement, the following
                    -------------
terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether
      ---
such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for
      ------------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Agent" means The Chase Manhattan Bank, in its capacity as
      --------------------
administrative agent for the Lenders hereunder.

     "Administrative Questionnaire" means an Administrative Questionnaire in a
      ----------------------------
form supplied by the Administrative Agent.

     "Affiliate" means, with respect to a specified Person, another Person that
      ---------
directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the
      -------------------
greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

     "Alternate Currency" means each of the Specified Currencies and any other
      ------------------
currencies (other than dollars) which the Borrower may borrow hereunder pursuant to Section 2.04.

     "Alternate Currency Borrowing" means each Borrowing made and repayable in
      ----------------------------
an Alternate Currency.

     "Alternate Currency Equivalent" means, at any time for the computation
      -----------------------------
thereof, the amount of such applicable Alternate Currency which could be purchased with the amount of dollars involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 a.m., London time, on the date three Business Days prior to the date of any determination thereof for purchase on such date.

     "Alternate Currency Eurocurrency Rate" means, with respect to each
      ------------------------------------
applicable Alternate Currency, (a) (i) the rate per annum that appears on the appropriate page of the Dow Jones Telerate Screen (or any successor page) for deposits of such Alternate Currency with maturities comparable to the Interest Period applicable to the Alternate Currency Loan subject to the respective Borrowing, determined as of 11:00 a.m., London time, on the date which is two Business Days prior to the commencement of such Interest Period or (ii) if such a rate does not appear on such page of the Dow Jones Telerate Screen (or any successor page), the offered quotation to first-class banks in the London interbank Eurocurrency market by the principal London office of the Administrative Agent for deposits of amounts in immediately available funds comparable to the amount of the Alternate Currency Loan in question with maturities comparable to the Interest Period applicable to such Alternate Currency Loan commencing two Business Days thereafter as of 11:00 a.m., London time, on the date which is two Business Days prior to the commencement of such Interest Period, in either case multiplied (and rounded upwards, if necessary, to the next 1/16 of 1%) by (b) the applicable Statutory Reserve Rate.

     "Alternate Currency Loan" means each Loan made and repayable in an
      -----------------------
Alternate Currency.

     "Alternate Currency Revolving Loan" means each Revolving Loan made and
      ---------------------------------
repayable in an Alternate Currency.

     "Applicable Percentage" means, with respect to any Lender, the percentage
      ---------------------
of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

     "Applicable Rate" means, for any day, with respect to any ABR Loan,
      ---------------
Eurodollar Revolving Loan or Alternate Currency Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread", "Alternate Currency Eurocurrency Rate Spread" or "Commitment Fee Rate", as the case may be, based upon the applicable Total Funded Debt to Total Capitalization percentage on such date:

-------------------------------------------------------------------------------------------------
                                                                        Alternate
                           Total Funded                                 Currency
                           Debt to Total                 Eurodollar   Eurocurrency    Commitment
                          Capitalization    ABR Spread     Spread      Rate Spread    Fee Rate
-------------------------------------------------------------------------------------------------
Greater than:                 30%            0.000%        1.250%        1.250%         0.375%
------------------------------------------------------------------------------------------------
Greater than:                 25%            0.000%        0.875%        0.875%         0.250%
but less than or equal
to:                           30%
------------------------------------------------------------------------------------------------
Greater than:                 20%            0.000%        0.750%        0.750%         0.200%
but less than or equal
 to:                          25%
------------------------------------------------------------------------------------------------
Greater than:                 15%            0.000%        0.625%        0.625%         0.150%
but less than or equal
 to:                          20%
------------------------------------------------------------------------------------------------
Less than or equal to:        15%            0.000%        0.500%        0.500%         0.125%
------------------------------------------------------------------------------------------------

Upon delivery of the compliance certificate by the Borrower to the Administrative Agent pursuant to Section 5.01(c), the applicable ABR Spread, Eurodollar Spread, Alternate Currency Eurocurrency Rate Spread and Commitment Fee Rate shall automatically be adjusted in accordance with such certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by the Administrative Agent of such certificate; provided,
                                                                       --------
in the event a compliance certificate is not delivered on or prior to the date such certificate is required to be delivered pursuant to Section 5.01(c), then until delivery of such certificate the applicable ABR Spread, Eurodollar Spread, Alternate Currency Eurocurrency Rate Spread and Commitment Fee Rate shall be 0.000%, 1.250%, 1.250% and 0.375% per annum, respectively; provided further that
                                                           -------- -------
if a compliance certificate erroneously indicates an applicable spread more favorable to the Borrower than would be afforded by the actual calculation of Total Funded Debt to Total Capitalization, the Borrower shall promptly pay such additional interest as shall correct for such error.

     "Assessment Rate" means, for any day, the annual assessment rate in effect
      ---------------
on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any
                             --------
law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

     "Assignment and Acceptance" means an assignment and acceptance entered into
      -------------------------
by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
   ---------

     "Availability Period" means the period from and including the Effective
      -------------------
Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

     "Base CD Rate" means the sum of (a) the product of (i) the Three-Month
      ------------
Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage, plus (b) the
                                                              ----
Assessment Rate.

     "Board" means the Board of Governors of the Federal Reserve System of the
      -----
United States of America.

     "Borrower" means Cambridge, together with the entities listed on Schedule I
      --------                                                        ----------
hereto.

     "Borrowing" means (a) Dollar Revolving Loans of the same Type, made,
      ---------
converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) Alternate Currency Revolving Loans of the same Type made on the same date and as to which a single Interest Period is in effect or (c) a Swingline Loan.

     "Borrowing Request" means a request by the Borrower for a Revolving
      -----------------
Borrowing in accordance with Section 2.03.

     "Business Day" means any day that is not a Saturday, Sunday or other day on
      ------------
which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan or
               --------
an Alternate Currency Loan, the term "Business Day" shall also exclude any day
                                      ------------
on which banks are not open for dealings in dollar deposits or such applicable Alternate Currency, as the case may be, in the London interbank Eurocurrency market.

     "Capital Lease Obligations" of any Person means the obligations of such
      -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "C/D Reserve Percentage" means, for any day as applied to any ABR Loan,
      ----------------------
that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depository Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in dollars of $100,000 or more having a maturity of 30 days or more.

     "Change in Control" means (a) the acquisition of ownership, directly or
      -----------------
indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 33% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated, or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

     "Change in Law" means (a) the adoption of any law, rule or regulation after
      -------------
the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Class", when used in reference to any Loan or Borrowing, refers to whether
      -----
such Loan, or the Loans comprising such Borrowing, are Dollar Revolving Loans, Alternate Currency Revolving Loans or Swingline Loans.

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Commitment" means, with respect to each Lender, the commitment of such
      ----------
Lender to make Revolving Loans (including the Dollar Equivalent of all Alternate Currency Revolving Loans) and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance
                           -------------
pursuant to which such Lender
shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $50,000,000.

     "Consolidated Coverage Ratio" means for each twelve month period ending on
      ---------------------------
the last day of the accounting period covered by the consolidated financial statements of the Borrower and its Subsidiaries, the ratio of (a) Consolidated EBITDA, less capital expenditures, to (b) (i) accrued interest expense, plus
        ----                                                            ----
(ii) current portion of Indebtedness, plus (iii) taxes, in each case of the
                                      ----
Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

     "Consolidated EBITDA" means for each twelve month period ending on the last
      -------------------
day of the accounting period covered by the consolidated financial statements of the Borrower and its Subsidiaries, the sum of (a) Consolidated Net Income (but excluding any extraordinary losses or nonrecurring expenses, in each case only to the extent that such amount was otherwise included in the determination of applicable Consolidated Net Income), plus (b) interest expense, plus (c) taxes
                                     ----                       ----
deducted in calculating Consolidated Net Income, plus (d) depreciation, plus (e)
                                                 ----                   ----
amortization, in each case of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

     "Consolidated Net Income" means the net income (or loss), after taxes, of
      -----------------------
the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

     "Consolidated Net Worth" means as of the date of determination thereof, the
      ----------------------
sum of the capital stock (including paid-in-capital) accounts (net of treasury shares) plus (or minus in the case of a deficit) the retained earnings of the
        ----     -----
Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Control" means the possession, directly or indirectly, of the power to
      -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
------------       ----------

     "Default" means any event or condition which constitutes an Event of
      -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disclosed Matters" means the actions, suits and proceedings and the
      -----------------
environmental matters disclosed in Schedule 3.06.
                                   -------------

     "Documentation Agent" means Fleet National Bank, in its capacity as
      -------------------
documentation agent for the Lenders hereunder.

     "dollars" or "$" refers to lawful money of the United States of America.
      -------      -

     "Dollar Borrowing" means each Borrowing made and repayable in dollars.
      ----------------

     "Dollar Equivalent" means, at any time for the computation thereof, the
      -----------------
amount of dollars which could be purchased with the amount of the relevant Alternate Currency (or, in the case of other Indebtedness denominated in a currency other than an Alternate Currency, such other currency) involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 a.m., London time, on the date three Business Days prior to the date of any determination thereof for purchase on such date.

     "Dollar Loan" means each Loan made and repayable in dollars.
      -----------

     "Dollar Revolving Loan" means each Revolving Loan made and repayable in
      ---------------------
dollars.

     "Domestic Subsidiary" means each Subsidiary that is incorporated or
      -------------------
organized in the United States or any state or territory thereof.

     "Effective Date" means the date on which the conditions specified in
      --------------
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances,
      ------------------
orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise
      -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043
      -----------
of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to
      ----------
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" has the meaning assigned to such term in Article VII.
      ----------------

     "Excluded Taxes" means, with respect to the Administrative Agent, any
      --------------
Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

     "Federal Funds Effective Rate" means, for any day, the weighted average
      ----------------------------
(rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial Officer" means the chief financial officer, principal accounting
      -----------------
officer, treasurer or controller of the Borrower.

     "Foreign Lender" means any Lender that is organized under the laws of a
      --------------
jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Subsidiary" means each Subsidiary that is not a Domestic
      ------------------
Subsidiary.

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America.

     "Governmental Authority" means the government of the United States of
      ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation,
      ---------                            ---------
contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and
      ---------------
including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for
            --------
collection or deposit in the ordinary course of business.

     "Hazardous Materials"  means all explosive or radioactive substances or
      -------------------
wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedging Agreement" means any interest rate protection agreement, foreign
      -----------------
currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Indebtedness" of any Person means, without duplication, (a) all
      ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.
      -----------------

     "Interest Election Request" means a request by the Borrower to convert or
      -------------------------
continue a Revolving Borrowing in accordance with Section 2.08.

     "Interest Payment Date" means (a) with respect to any ABR Loan (other than
      ---------------------
a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan or Alternate Currency Revolving Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing or an Alternate Currency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

     "Interest Period" means with respect to any Eurodollar Borrowing or
      ---------------
Alternate Currency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a
--------
Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the
      ------------
issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "LC Disbursement" means a payment made by the Issuing Bank pursuant to a
      ---------------
Letter of Credit.

     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
      -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate
                                                         ----
amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

     "Lenders" means the Persons listed on Schedule 2.01 and any other Person
      -------                              -------------
that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

     "Letter of Credit" means any letter of credit issued pursuant to this
      ----------------
Agreement.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
      ---------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
                                                 ---------
Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust,
      ----
lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loans" means the loans made by the Lenders to the Borrower pursuant to
      -----
this Agreement.

     "Margin Stock" shall have the meaning assigned to that term in Regulation U
      ------------
of the Board as in effect from time to time.

     "Material Adverse Effect" means a material adverse effect on (i) the
      -----------------------
business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform any of its obligations under this Agreement or (iii) the rights of or benefits available to the Lenders under this Agreement.

     "Material Indebtedness" means Indebtedness (other than the Loans and
      ---------------------
Letters of Credit), or obligations in respect of one or more Hedging Agreements, of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

     "Material Subsidiary" means a Subsidiary which has (a) Net Worth of at
      -------------------
least $3,000,000 and (b) for the twelve month period ending on the last day of the accounting period covered by the consolidated financial statements of the Borrower and its Subsidiaries, net income before interest and taxes of at least $1,500,000.

     "Maturity Date" means September 10, 2001.
      -------------

     "Moody's" means Moody's Investors Service, Inc.
      -------

     "Multiemployer Plan" means a multiemployer plan as defined in Section
      ------------------
4001(a)(3) of ERISA.

     "Net Worth" means as of the date of determination thereof, the sum of the
      ---------
capital stock (including paid-in-capital) accounts (net of treasury shares) plus
                                                                            ----
(or minus in the case of a deficit) the retained earnings of a Person determined
    -----
in accordance with GAAP.

     "Other Taxes" means any and all present or future stamp or documentary
      -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and
      ----
defined in ERISA and any successor entity performing similar functions.

     "Permitted Encumbrances" means:
      ----------------------

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

     "Permitted Investments" means:
      ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above.

     "Person" means any natural person, corporation, limited liability company,
      ------
trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan"  means any employee pension benefit plan (other than a Multiemployer
      ----
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Prime Rate" means the rate of interest per annum publicly announced from
      ----------
time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Register" has the meaning set forth in Section 9.04.
      --------

     "Related Parties" means, with respect to any specified Person, such
      ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Required Lenders" means, at any time, Lenders having Revolving Credit
      ----------------
Exposures and unused Commitments representing 100% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

     "Restricted Payment" means any dividend or other distribution (whether in
      ------------------
cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower; provided, however, that the term "Restricted Payment"
                       --------  -------                 ------------------
shall not include (a) stock splits effected in the form of a stock dividend and
(b) preferred stock purchase rights or similar securities issued to holders of Cambridge's common stock in connection with a shareholder rights plan.

     "Revolving Credit Exposure" means, with respect to any Lender at any time,
      -------------------------
the sum of the outstanding principal amount (including the Dollar Equivalent of all Alternate Currency Revolving Loans) of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

     "Revolving Loan" means a Loan (including Dollar Revolving Loans and
      --------------
Alternate Currency Revolving Loans) made pursuant to Section 2.03.

     "S&P" means Standard & Poor's.
      ---

     "Solvent" means, with respect to any Person, that as of the date of
      -------
determination both (a) (i) the then fair saleable value of the assets of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Specified Currency" means (a) Brazilian Real, (b) Canadian Dollar, (c)
      ------------------
Japanese Yen, (d) Mexican Peso, (e) Swiss Franc and (f) Venezuelan Bolivar.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the
      ----------------------
numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate and the Alternate Currency Eurocurrency Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans and Alternate Currency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "subsidiary" means, with respect to any Person (the "parent") at any date,
      ----------                                          ------
any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" means any subsidiary of Cambridge as of the date of this
      ----------
Agreement or formed or acquired hereafter, other than Cambridge Technology Capital Management, Inc., Cambridge Technology Capital Fund I, L.P., Cambridge Technology GPLP, L.P. and Cambridge Technology CGP, Inc.

     "Swingline Exposure" means, at any time, the aggregate principal amount of
      ------------------
all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

     "Swingline Lender" means The Chase Manhattan Bank, in its capacity as
      ----------------
lender of Swingline Loans hereunder.

     "Swingline Loan" means a Loan made pursuant to Section 2.05.
      --------------

     "Taxes" means any and all present or future taxes, levies, imposts, duties,
      -----
deductions, charges or withholdings imposed by any Governmental Authority.

     "Three-Month Secondary CD Rate" means, for any day, the secondary market
      -----------------------------
rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

     "Total Capitalization" means as of the date of any determination thereof,
      --------------------
the sum of the Consolidated Net Worth of the Borrower and its Subsidiaries, plus
                                                                            ----
Total Funded Debt.

     "Total Funded Debt" means as of the date of any determination thereof, the
      -----------------
Indebtedness of the Borrower and its Subsidiaries on a consolidated basis.

     "Transactions" means the execution, delivery and performance by the
      ------------
Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

     "Type", when used in reference to any Loan or Borrowing, refers to whether
      ----
the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or the applicable Alternate Currency Eurocurrency Rate.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result
      --------------------
of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION l.02 Cassification of Loans and Borrowings.  For purposes of this
                   --------------------------------------
Agreement, Loans may be classified and referred to by Class (e.g., a "Dollar
                                                             ----
Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type
                             ----
(e.g., a "Eurodollar Revolving Loan").  Borrowings also may be classified and
-----
referred to by Class (e.g., a "Dollar Revolving Borrowing") or by Type (e.g., a
                      ----                                              ----
"Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving
                                              ----
Borrowing").

      SECTION 1.03 Terms Generally.  The definitions of terms herein shall
                   ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      SECTION 1.04. Accounting Terms; GAAP.  Except as otherwise expressly
                    ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided
                                            --------
that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                  ARTTICLE II

                                  The Credits
                                  -----------

      SECTION 2.01. Commitments.  Subject to the terms and conditions set
                    -----------
forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount (including the Dollar Equivalent of all Alternate Currency Loans) that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

      SECTION 2.02 Loans and Borrowings.
                   ---------------------

          (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no
           --------
Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.14, (i) each Dollar Revolving Loan shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Alternate Currency Loan shall be comprised entirely of the applicable Alternate Currency Eurocurrency Rate Loan as set forth in Section 2.04. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan or Alternate Currency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan;

provided that any exercise of such option shall not affect the obligation of the
--------
Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof; provided that
                                                                   --------
an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e).
Each Alternate Currency Borrowing shall be in an aggregate amount of the applicable Alternate Currency

Equivalent of $500,000 or an integral multiple of the applicable Alternate Currency Equivalent of $100,000 in excess thereof. Each Swingline Loan shall be in an amount of $500,000 or an integral multiple of $100,000 in excess thereof. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten
--------
Eurodollar Revolving Borrowings outstanding or a total of ten Alternate Currency Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

      SECTION 2.03.  Requests for Revolving Borrowings.  To request a Revolving
                     ---------------------------------
Borrowing,the Borrower shall notify the Administrative Agent of such request by telephone(a) in the case of a Eurodollar Borrowing or an Alternate Currency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an
                                           --------
ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

               (i)    the aggregate amount of the requested Borrowing;

               (ii)   the date of such Borrowing, which shall be a Business Day;

               (iii) whether such Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing or an Alternate Currency Borrowing;

               (iv) in the case of a Eurodollar Borrowing or an Alternate Currency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

               (v) in the case of an Alternate Currency Borrowing, the currency proposed to be borrowed;

               (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07; and

               (vii) the amount, if any, of the requested Borrowing which will be used to fund acquisitions permitted by Section 6.04(h).

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing or Alternate Currency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

      SECTION 2.04. Alternate Currency Revolving Loans.  The Borrower may
                    ----------------------------------
request in accordance with Section 2.03 an Alternate Currency Borrowing in Specified Currencies plus any other currencies (i) deposits for which are regularly offered on the London interbank Eurocurrency market and (ii) which are acceptable to the Administrative Agent. If the Administrative Agent determines (which determination shall be conclusive absent manifest error) that the Alternate Currency proposed to be borrowed is not freely transferable and convertible into dollars, then the Administrative Agent shall so notify the Borrower and the requested Alternate Currency Loan shall not be made. All requests for Alternate Currency Borrowings shall be made by the following entity with respect to the Specified Currency:

Entity                                                  Specified Currency
------                                                  ------------------
Cambridge Technology Partners do Brasil S/C LTDA        Brazilian Real
Cambridge Technology Partners Ltd. (Ontario)            Canadian Dollar
Cambridge Technology Partners Limited                   Japanese Yen
Cambridge Technology Partners (Mexico), S.A. de C.V.    Mexican Peso
Cambridge Technology Partners (Switzerland) S.A.        Swiss Franc
Cambridge Technology Partners (Venezuela) C.A.          Venezuelan Bolivar

All principal and interest payable with respect to any Alternate Currency Loan shall be paid in the currency which is the subject of such Loan.

     SECTION 2.05. Swingline Loans.
                   ---------------

          (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the total Revolving Credit Exposures exceeding the total Commitments; provided that the Swingline
                                                  --------
Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. Swingline Loans may only be made as Dollar Revolving Loans. Notwithstanding anything to the contrary in this Section 2.05, the Borrower cannot request a Swingline Loan and a Lender shall not provide any Swingline Loans until otherwise agreed to by the Swingline Lender.

          (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of
                               ------- --------
the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

      SECTION 2.06. Letters of Credit.
                    -----------------

          (a) General.  Subject to the terms and conditions set forth herein,
              -------
the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. Letters of Credit may only be issued to be payable in dollars. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain
              ----------------------------------------------------------
Conditions. To request the issuance of a Letter of Credit (or the amendment,
----------
renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $7,500,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Commitments.

          (c) Expiration Date.  Each Letter of Credit shall expire at or prior
              ---------------
to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

          (d) Participations.  By the issuance of a Letter of Credit (or an
              --------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement.  If the Issuing Bank shall make any LC Disbursement
              -------------
in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that
                                                                 --------
the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis
                                                                    -------
mutandis, to the payment obligations of the Lenders), and the Administrative
--------
Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute.  The Borrower's obligation to reimburse LC
              --------------------
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the
              --------
Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures.  The Issuing Bank shall, promptly
              -----------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or
                                         --------
delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

          (h) Interim Interest.  If the Issuing Bank shall make any LC
              -----------------
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due
--------
pursuant to paragraph (e) of this Section, then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank.  The Issuing Bank may be replaced
              -------------------------------
at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization.  If any Event of Default shall occur and
              ----------------------
be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 66% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit
                                     --------
such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h), (i) or (j) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 66% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of

Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

      SECTION 2.07. Funding of Borrowings.
                    ---------------------

          (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided
                                                                     --------
that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans
                                              --------
made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

      SECTION 2.08. Interest Elections.
                    ------------------

          (a) Each Dollar Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) Except as otherwise set forth herein, each Alternate Currency Borrowing shall at all times bear interest based on the applicable Alternate Currency Eurocurrency Rate and shall have an initial Interest Period as specified in the initial Borrowing Request. Thereafter, the Borrower may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different Interest Periods with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (c) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (d) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Dollar Revolving Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing or an Alternate Currency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing or an Alternate Currency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (e) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (f) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If the Borrower fails to deliver a timely Interest Election Request with respect to an Alternate Currency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Borrowing, the Borrower shall be deemed to have continued such Borrowing as an Alternate Currency Eurocurrency Rate Loan and to have selected an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Dollar Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing, (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, and (iii) unless repaid, each Alternate Currency Borrowing shall be deemed to have an Interest Period of one month's duration following the end of the Interest Period applicable thereto.

      SECTION 2.09. Termination and Reduction of Commitments
                    ----------------------------------------

          (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments
                         --------
shall be in an amount that is an integral multiple of $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Revolving Credit Exposures would exceed the total Commitments.

          (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of
                                      --------
the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

      SECTION 2.10. Repayment of Loans; Evidence of Debt
                    ------------------------------------

          (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving
                             --------
Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and
                                    ----- -----
amounts of the obligations recorded therein; provided that the failure of any
                                             --------
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note substantially in the form of Exhibit B. In such event, the
                                             ---------
Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

      SECTION 2.11. Prepayment of Loans.
                    -------------------

          (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section. Any prepayment pursuant to this
Section 2.11(a) shall be in an aggregate amount that is an integral multiple of $100,000 (or the applicable Alternate Currency Equivalent thereof) and not less than $500,000 (or the applicable Alternate Currency Equivalent thereof).

          (b) The Borrower shall be required to pay to the Administrative Agent for the account of each Lender to be applied ratably to the prepayment of the Loans without penalty or premium (except for LIBO Rate breakage costs, if any),
(i) the net proceeds received by the Borrower or any of its Subsidiaries from the sale or disposition (other than in the ordinary course of business for an aggregate consideration not exceeding $500,000 per year) of all or any part of the assets of the Borrower or any of its Subsidiaries, (ii) the net proceeds received by the Borrower from the issuance of any equity or Indebtedness subordinated to the Loans hereunder, and (iii) any insurance recoveries or condemnation awards received by the Borrower or any of its Subsidiaries which are not applied toward the repair or replacement of the damaged or condemned property within three months of receipt.

          (c) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing or an Alternate Currency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with
            --------
a conditional notice of termination of the Commitments as contemplated by
Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative
Agent shall advise the Lenders of the contents thereof.   Each partial
prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

      SECTION 2.12. Fees.
                    ----

          (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Commitment of such Lender during the period ending on the date on which such Commitment terminates; provided
                                                                   --------
that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that
                                                                  --------
any commitment fees accruing after the date on which the Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such
                                                          --------
fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

      SECTION 2.13. Interest.
                    --------

          (a) The Loans comprising each ABR Borrowing (including each Swingline
Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
                                                     ----

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
----

          (c) Each Alternate Currency Eurocurrency Rate Loan shall bear interest at the applicable Alternate Currency Eurocurrency Rate for such currency for the Interest Period in effect for such Borrowing plus the Applicable Rate.
                                             ----

          (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments;

provided that (i) interest accrued pursuant to paragraph (d) of this Section
--------
shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or Alternate Currency Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

      SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of
                    --------------------------
any Interest Period for a Eurodollar Borrowing or an Alternate Currency
Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the applicable Alternate Currency Eurocurrency Rate, as the case may be, for such Interest Period;

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the applicable Alternate Currency Eurocurrency Rate, as the case may be, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; or

          (c) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that the Alternate Currency is not freely transferable and convertible into dollars;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing or such applicable Alternate Currency Borrowing, as the case may be, shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing or such Alternate Currency Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice
                  --------
affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

      SECTION 2.15. Increased Costs.
                    ---------------

          (a)  If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or the applicable Alternate Currency Eurocurrency Rate) or the Issuing Bank; or

               (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or applicable Alternate Currency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or applicable Alternate Currency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the

Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided
                                                                       --------
that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change
                                          -------- -------
in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

      SECTION 2.16. Break Funding Payments.  In the event of (a) the payment
                    ----------------------
of any principal of any Eurodollar Loan or Alternate Currency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan or Alternate Currency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (d) the assignment of any Eurodollar Loan or Alternate Currency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan or Alternate Currency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate (in the case of a Eurodollar Loan) or the applicable Alternate Currency Eurocurrency Rate (in the case of an Alternate Currency Loan) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits of dollars or the applicable Alternate Currency, as the case may be, of a comparable amount and period from other banks in the eurodollar or eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

      SECTION 2.17. Taxes.
                    -----

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be
                                  --------
required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

      SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
                    -----------------------------------------------------------

          (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

      SECTION 2.19. Mitigation Obligations; Replacement of Lenders.
                    ----------------------------------------------

          (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such

Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in
Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower
                                              --------
shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

     The Borrower represents and warrants to the Lenders that:

      SECTION 3.01. Organization; Powers.  Each of the Borrower and its
                    --------------------
Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

      SECTION 3.02. Authorization; Enforceability. The Transactions are within
                    -----------------------------
the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      SECTION 3.04. Governmental Approvals; No Conflicts.  The Transactions
                    ------------------------------------
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, except which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

      SECTION 3.04. Financial Condition; No Material Adverse Change.
                    -----------------------------------------------

          (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 1997, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 1998, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Since December 31, 1997, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

      SECTION 3.05. Properties.
                    ----------

          (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.06. Litigation and Environmental Matters.
                    ------------------------------------

          (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

      SECTION 3.07. Compliance with Laws and Agreements.  Each of the Borrower
                    -----------------------------------
and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

      SECTION 3.08. Securities Activities.  Neither the Borrower nor any of its
                    ---------------------
Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock, and none of the proceeds herefrom will be used for such activities.

      SECTION 3.09.  Investment and Holding Company Status.  Neither the
                     -------------------------------------
Borrower nor any of its Subsidiaries is (a) an "investment company" within the meaning of, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      SECTION 3.10. Taxes.  Each of the Borrower and its Subsidiaries has
                    -----
timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.11. ERISA.  No ERISA Event has occurred or is reasonably
                    -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans.

      SECTION 3.12. Solvency.  Each of the Borrower and its Subsidiaries is,
                    --------
and, after giving effect to the Transactions, will be taken together on a consolidated basis, Solvent.

      SECTION 3.13. Disclosure.  The Borrower has disclosed to the Lenders all
                    ----------
agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that,
                                                                 --------
with respect to projected financial or other information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      SECTION 3.14. Payments by Subsidiaries.  There is, and after giving
                    ------------------------
effect to the Transactions, will be, no restriction on the ability of any Subsidiary to pay dividends or other distributions (whether in cash, securities or other property) with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or to Guarantee Indebtedness of the Borrower.

      SECTION 3.15. Year 2000.  Any reprogramming required to permit the proper
                    ---------
functioning, in and following the year 2000, of (i) the Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by January 1, 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in this Section 3.15 as may be necessary, the computer and management information systems of the Borrower and its

Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.


                                  ARTICLES IV

                                   Conditions
                                   ----------

      SECTION 4.01. Effective Date.  The obligations of the Lenders to make
                    --------------
Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Testa, Hurwitz & Thibeault, LLP, counsel for the Borrower, substantially in the form of Exhibit C, and covering such other matters relating
                             ---------
to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and its Subsidiaries, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a guarantee signed by the Domestic Subsidiaries in form and substance satisfactory to the Administrative Agent and its counsel.

          (e) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (f) The Administrative Agent shall have received a certificate of the chief financial officer of the Borrower (i) attaching copies of all consents, authorizations and filings required to consummate the Transactions or, in the sole discretion of the Administrative Agent, advisable in connection with the Transactions and the operations of the Borrower and its Subsidiaries, and (ii) stating that such consents, authorizations and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent and its counsel.

          (g) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on October 5, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

      SECTION 4.02. Each Credit Event. The obligation of each Lender to make a
                    -----------------
Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

      SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit D (i) certifying as to whether a Default
                             ---------
has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with Sections 6.10, 6.11 and 6.12 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) within the first 15 days of each fiscal year of the Borrower, its consolidated budget for such fiscal year certified by a Financial Officer of the Borrower and setting forth in reasonable detail (i) the assumptions made in connection therewith and (ii) calculations demonstrating compliance with Sections 6.10, 6.11 and 6.12;

          (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

          (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

      SECTION 5.02. Notices of Material Events.  The Borrower will furnish to
                    --------------------------
the Administrative Agent and each Lender prompt written notice of the following:

          (a)  the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or (ii) that involves this Agreement or the Transactions;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $100,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will
                    ------------------------------
cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger,
              --------
consolidation, liquidation or dissolution permitted under Section 6.03.

      SECTION 5.04. Payment of Obligations. The Borrower will, and will cause
                    ----------------------
each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the act of contesting the validity or amount thereof, including, among other things, the failure to make payment pending such contest, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and
                    ------------------------------------
will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

      SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and
                    ------------------------------------
will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

      SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each
                    --------------------
of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of the
                    -------------------------------------
Loans will be used only for acquisitions permitted under Section 6.04 and capital expenditures, and to provide working capital. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Letters of Credit will be issued only for the payment of suppliers of the Borrower and for other purposes satisfactory to the Administrative Agent.

                                  ARTICLE VI

                              Negative Covenants
                              ------------------

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

      SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any
                    ------------
Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness created hereunder;

          (b) Indebtedness existing on the date hereof and set forth in Schedule
                                                                        --------
6.01 and extensions, renewals and replacements of any such Indebtedness that do
----
not increase the outstanding principal amount thereof;

          (c) Indebtedness of any Subsidiary to the Borrower or any wholly-owned Subsidiary;

          (d) Guarantees existing on the date hereof and set forth in Schedule
                                                                      --------
6.01 by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of
----
Indebtedness of the Borrower or any other Subsidiary and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

          (e) Guarantees by any Subsidiary of Indebtedness of the Borrower created hereunder;

          (f) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90
         --------
days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $1,000,000 at any time outstanding;

          (g) Indebtedness of the Borrower incurred in connection with the build-out of the Borrower's headquarters located in Cambridge, Massachusetts up to an aggregate amount of $7,000,000 (provided that the Borrower's landlord
                                      --------
shall reimburse the Borrower for at least $6,000,000 of such Indebtedness) and, in connection therewith, Indebtedness of the

Borrower incurred to finance the acquisition of equipment, furniture and related items for use in the ordinary course of business up to an aggregate amount of $4,000,000; and

          (h) Other Indebtedness; provided that at the time of incurrence
                                  --------
thereof and after giving effect thereto and to the application of the proceeds thereof, Total Funded Debt does not exceed 40% of Total Capitalization.

      SECTION 6.02. Liens. The Borrower will not, and will not permit any
                    -----
Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Permitted Encumbrances;

          (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided
                                                        -------------  --------
that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

          (c) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests
                                   --------
secure Indebtedness permitted by clause (f) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and
(iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary.

      SECTION 6.03. Fundamental Changes.
                    -------------------

          (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any wholly-owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets (including the stock of any other Subsidiary) to the Borrower or any Domestic Subsidiary, (iii) Cambridge may sell or transfer the stock of any Subsidiary to any entity listed on
Schedule I hereto or, in connection with an acquisition permitted under Section
----------
6.04(h), any Domestic Subsidiary, (iv) any Subsidiary may merge into any Domestic Subsidiary and any Foreign Subsidiary may merge into any other Foreign Subsidiary as long as (x) both Subsidiaries are engaged in businesses of the type conducted by Cambridge on the date hereof or businesses reasonably related thereto and (y) the Net Worth of the surviving corporation on a pro forma basis does not exceed $5,000,000, (v) any Domestic Subsidiary may merge with any other Person in connection with an acquisition permitted under Section 6.04(h) as long as the surviving corporation is a wholly-owned Domestic Subsidiary, (vi) any Person may merge into the Borrower in connection with an acquisition permitted under Section 6.04(h) as long as the Borrower is the surviving corporation and (vii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and does not result in a Material Adverse Effect.

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

      SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions.
                    ---------------------------------------------------------
The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger not permitted under Section 6.03(a)) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a)  Permitted Investments;

          (b) investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries and investments by the Borrower after the date hereof in the capital stock of (i) its Domestic Subsidiaries existing on the date hereof and (ii) the entities listed on Schedule I hereto;
                                            ----------

          (c) investments by the Borrower in the capital stock of Subsidiaries formed after the date hereof; provided, however, that (i) no investment shall be
                              --------  -------
made in a Domestic Subsidiary formed after the date hereof unless, prior to or simultaneously with such investment, such Domestic Subsidiary executes a guarantee in form and substance satisfactory to the Administrative Agent and its counsel and (ii) no investment shall be made in a Foreign Subsidiary formed after the date hereof if after making such investment (x) the aggregate invested capital in such Foreign Subsidiary exceeds $500,000 or (y) the aggregate invested capital in all Foreign Subsidiaries formed after the date hereof exceeds $5,000,000;

          (d) direct and indirect investments by the Borrower in Cambridge Technology Capital Fund I, L.P.; provided that the aggregate amount of
                                 --------
investments permitted by this clause (d) shall not exceed $6,000,000 (including any such investments made prior to the date hereof);

          (e) loans or advances made by any Subsidiary to the Borrower or any wholly-owned Subsidiary;

          (f) loans or advances made by the Borrower or any Subsidiary to its respective employees in the ordinary course of business in an amount per employee not to exceed $500,000 and in an aggregate amount to all employees of the Borrower and its Subsidiaries not to exceed $1,000,000 outstanding at any time;

          (g) Guarantees constituting Indebtedness permitted by Section 6.01;

          (h) acquisitions by the Borrower or a Subsidiary as long as (i) the acquired assets are used for, or the acquired Person is engaged in, businesses of the type conducted by Cambridge on the date hereof or businesses reasonably related thereto, (ii) if such acquisition involves the formation or acquisition by the Borrower of any Person that becomes a Domestic Subsidiary as a result of or in connection with such acquisition, then, prior to or simultaneously with such acquisition, such Domestic Subsidiary executes a guarantee in form and substance satisfactory to the Administrative Agent and its counsel, (iii) immediately before and immediately after such acquisition, no Default will occur or exist and (iv) immediately after the completion of the proposed acquisition, the aggregate principal amount of the Loans outstanding hereunder which were used to fund acquisitions permitted by this Section 6.04(h) shall not exceed $25,000,000; and

          (i) investments by the Borrower existing on the date hereof and set forth in Schedule 6.04; provided that the amount of any such investment made by
         -------------  --------
the Borrower shall not increase after the date hereof.

      SECTION 6.05. Hedging Agreements. The Borrower will not, and will not
                    ------------------
permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

      SECTION 6.06. Restricted Payments. The Borrower will not, and will not
                    -------------------
permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) any Subsidiary may declare and pay dividends ratably with respect to its capital stock, (b) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (c) the Borrower or any Subsidiary may purchase capital stock of any Subsidiary and (d) the Borrower may repurchase up to a maximum of $1,000,000 of its capital stock per annum.

      SECTION 6.07. Transactions with Affiliates. The Borrower will not, and
                    ----------------------------
will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly-owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted under
Section 6.06 and (d) investments permitted under Section 6.04(d).

      SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not
                    ----------------------
permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions (whether in cash, securities or other property) with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or to Guarantee Indebtedness of the Borrower; provided that (i) the foregoing shall
                                        --------
not apply to restrictions and conditions imposed by law or by this Agreement,
(ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or
                              -------------
renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iv) clause
(a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

      SECTION 6.09. Preferred Stock. The Borrower will not permit any of its
                    ---------------
Subsidiaries to issue any preferred stock, except:

          (a) preferred stock outstanding on the date hereof and set forth in
Schedule 6.09; and
-------------

          (b) preferred stock issued to the Borrower or a wholly-owned
Subsidiary.

      SECTION 6.10. Coverage Ratio. At the end of each quarter of each fiscal
                    --------------
year and with respect to the twelve month period then ending, the Consolidated Coverage Ratio shall be no less than 1.25-to-1.00.

      SECTION 6.11. Debt to Capital Percentage. At the end of each quarter of
                    --------------------------
each fiscal year, the percentage of Total Funded Debt to Total Capitalization shall not exceed 40%.

      SECTION 6.12. Net Worth. At the end of each quarter of each fiscal year,
                    ---------
the Consolidated Net Worth of the Borrower and its Subsidiaries shall not be less than the sum of (a) $149,000,000 plus (b) 50% of Consolidated Net Income
                                      ----
(excluding any losses) for each fiscal period beginning after December 31, 1997.


                                  ARTICLE VII

                               Events of Default
                               -----------------

     If any of the following events ("Events of Default") shall occur:
                                      -----------------

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI;

          (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness
          --------
that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (m) an event or circumstance shall occur or exist which results in either (i) a Material Adverse Effect or (ii) a material adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of a Material Subsidiary; or

          (n)  a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h), (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h), (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                 ARTICLE VIII

                           The Administrative Agent
                           ------------------------

     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

     Each of the Lenders hereby agrees that Fleet National Bank shall have the title of "Documentation Agent" under this Agreement, but shall have no duties, responsibilities or obligations, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Documentation Agent. The parties hereto acknowledge and agree that all duties, responsibilities and obligations under this Agreement shall be performed by the Administrative Agent.


                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

      SECTION 9.01. Notices. Except in the case of notices and other
                    -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at 304 Vassar Street, Cambridge, MA 02139, Attention of Arthur M. Toscanini, Chief Financial Officer (Telecopy No.
(617) 374-8507), with a copy to Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, MA 02110 Attention of Mark D. Smith, Esq. (Telecopy No. (617) 248-7100);

          (b) if to the Administrative Agent, the Issuing Bank or the Swingline Lender, to The Chase Manhattan Bank, Loan and Agency Services Group, 999 Broad Street, Bridgeport, CT 06604, Attention of Loan Department (Telecopy No. (203) 382-5360), with a copy to (i) The Chase Manhattan Bank, 85 Wells Avenue, Suite 200, Newton, MA 02159, Attention of Roger A. Stone (Telecopy No. (617) 928-
3057); and (ii) Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109, Attention of Raymond C. Zemlin, P.C. (Telecopy No. (617) 523-1231); and

          (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      SECTION 9.02. Waivers; Amendments.
                    -------------------

          (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effec tive only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no
                                                               --------
such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

      SECTION 9.03. Expenses; Indemnity; Damage Waiver.
                    ----------------------------------

          (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each
                                   ----------
Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such
                                                         --------
indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss,
               --------
claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable not later than three days after written demand therefor.

      SECTION 9.04. Successors and Assigns.
                    ----------------------

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except
                                                       --------
in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower (except in the case an Event of Default shall have occurred and be continuing) and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further
                                                          -------- -------
that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in
                                                     --------
the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all
                                                          -----------
or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain
--------
unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument
                                    --------
may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of
                                   --------
a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      SECTION 9.05. Survival. All covenants, agreements, representations and
                    --------
warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

      SECTION 9.09. Counterparts; Integration; Effectiveness. This Agreement may
                    ----------------------------------------
be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 9.07. Severability. Any provision of this Agreement held to be
                    ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred
                    ---------------
and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.
                    ----------------------------------------------------------

          (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) The Borrower hereby agrees that service of all writs, complaints, process and summonses in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, may be made upon Cambridge (the "Process Agent") with an office on the date
                                 -------------
hereof at 304 Vassar Street, Cambridge, Massachusetts 02139. The Borrower hereby irrevocably appoints the Process Agent its true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, complaints, process and summonses. The Borrower agrees that any election by the Administrative Agent or any Lender to give notice of any such service to the Borrower shall not impair or affect the validity of such service or of the judgment based thereon.

          (e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO
                    --------------------
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 9.11. Judgment Currency. If, for the purpose of obtaining judgment
                   -----------------
in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement into any Alternate Currency, then the conversion shall be made at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 a.m., London time, on the date three Business Days prior to the date on which the judgment is given or the order is made, as the case may be. In the event that there is a difference between the rate of exchange on the basis of which the amount of such judgment or order is determined and the rate of exchange prevailing on the date of payment, the Borrower hereby agrees to pay such additional amount as may be necessary to ensure that the amount paid is the amount of such Alternate Currency which permits the Administrative Agent to purchase the amount of dollars due under this Agreement when the judgment or order is issued at the Administrative Agent's spot exchange rate for buying dollars with the Alternate Currency, in accordance with normal banking procedures, prevailing at the opening of business on the date of payment. Any amount due from the Borrower to the Administrative Agent for the account of each Lender under the second sentence of this Section 9.11 will be due as separate debt of the Borrower to the Administrative Agent for the account of each Lender and shall not be affected by any judgment or order being obtained for any other sum. The covenant in this Section 9.11 shall survive the payment in full of all of the other obligations of the Borrower hereunder.

     SECTION 9.12. No Offset. All payments by the Borrower hereunder shall be
                   ---------
made without setoff or counterclaim and free and clear of and without deduction for any foreign or domestic taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restriction or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is required by law to make such deduction or withholding. Except as otherwise expressly provided in this Section 9.12, if any such obligation is imposed upon the Borrower with respect to any amount payable hereunder, the Borrower will pay to the Administrative Agent for the account of each Lender, on the date on which such amount is due and payable hereunder, such additional amount in dollars as shall be necessary to enable the Administrative Agent to receive the same net amount which it would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent, certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder.

      SECTION 9.13. Headings. Article and Section headings and the Table of
                    --------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      SECTION 9.14. Confidentiality. Each of the Administrative Agent, the
                    ---------------
Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions
substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the
------------
Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of
                                           --------
information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      SECTION 9.15. Interest Rate Limitation. Notwithstanding anything herein to
                    ------------------------
the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum
                                        -------
lawful rate (the "Maximum Rate") which may be contracted for, charged, taken,
                  ------------
received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  CAMBRIDGE TECHNOLOGY PARTNERS
                                  (MASSACHUSETTS), INC.


                                  By: /s/ A.M. Toscanini
                                      --------------------------------------
                                      Name: Arthur M. Toscanini
                                      Title: Executive Vice President



                                  CAMBRIDGE TECHNOLOGY PARTNERS
                                  DO BRASIL S/C LTDA


                                  By: /s/ A.M. Toscanini
                                      --------------------------------------
                                      Name: Arthur M. Toscanini
                                      Title: On Behalf of the Majority and
                                             Minority Stockholders



                                  CAMBRIDGE TECHNOLOGY PARTNERS LTD.
                                  (ONTARIO)



                                  By: /s/ A.M. Toscanini
                                      --------------------------------------
                                      Name: Arthur M. Toscanini
                                      Title: Treasurer


                                  CAMBRIDGE TECHNOLOGY PARTNERS
                                  LIMITED


                                  By: /s/ A.M. Toscanini
                                      --------------------------------------
                                      Name: Arthur M. Toscanini
                                      Title: Director

                                  CAMBRIDGE TECHNOLOGY PARTNERS
                                  (MEXICO), S.A. DE C.V.



                                  By: /s/ James P. O'Hare
                                      --------------------------------------
                                      Name: James P. O'Hare
                                      Title: Director


                                  CAMBRIDGE TECHNOLOGY PARTNERS
                                  (SWITZERLAND) S.A.


                                  By: /s/ A.M. Toscanini
                                      --------------------------------------
                                      Name: Arthur M. Toscanini
                                      Title: Chief Executive Officer



                                  CAMBRIDGE TECHNOLOGY PARTNERS
                                  (VENEZUELA) C.A.



                                  By: /s/ A.M. Toscanini
                                      --------------------------------------
                                      Name: Arthur M. Toscanini
                                      Title: Executive Vice President
                                             and Chief Financial Officer


                                  THE CHASE MANHATTAN BANK,
                                  individually and as Administrative Agent



                                  By: /s/ Roger A. Stone
                                      --------------------------------------
                                      Name: Roger A. Stone
                                      Title: Senior Vice President

                                  FLEET NATIONAL BANK,
                                  individually and as Documentation Agent



                                  By: /s/ Olaperi Onipede
                                      --------------------------------------
                                      Name:  Olaperi Onipede
                                      Title: Vice President

                                   SCHEDULE I
                                   ----------

                          FOREIGN SUBSIDIARY BORROWERS


Cambridge Technology Partners do Brasil S/C LTDA
Cambridge Technology Partners Ltd. (Ontario)
Cambridge Technology Partners Limited
Cambridge Technology Partners (Mexico), S.A. de C.V.
Cambridge Technology Partners (Switzerland) S.A.
Cambridge Technology Partners (Venezuela) C.A.

                                 SCHEDULE 2.01
                                 -------------

                             COMMITMENT PERCENTAGES


                                 Commitment       Maximum Amount of Revolving
Lender                           Percentage       Credit Exposure
--------------------------       -----------      ---------------------------

The Chase Manhattan Bank            50%                  $25,000,000
Fleet National Bank                 50%                  $25,000,000


                                 Schedules to
                               Credit Agreement
                        dated as of September 10, 1998
                                 by and among
              Cambridge Technology Partners (Massachusetts), Inc.
                   and the other entities specified therein
                                      and
                           The Chase Manhattan Bank
                            and Fleet National Bank

                                 Schedule 3.06
                                 -------------

                               Disclosed Matters
                               -----------------

                                     None.

                                 Schedule 6.01
                                 -------------

                             Existing Indebtedness
                             ---------------------

As of June 30, 1998, the Borrower has current capital lease obligations in the amount of $127,000 and long-term capital lease obligations in the amount of $225,000.

Excell Data Corp., a Washington corporation (all of the issued and outstanding stock of which was acquired by Cambridge on August 28, 1998) has a $3,000,000 line of credit from Seattle First National Bank.

Excell Data Corp. Has guaranteed personal loans from Seattle First National Bank to each of Leonard J. Pacheco and Clint Shinkle in the original principal amounts of $750,000 and $390,000, respectively.

                                 Schedule 6.02

                                Existing Liens
                                --------------

A.  Cambridge
    ---------

    Secured Party                   Date                Collateral
    -------------                   ----                ----------

1.  Hewlett-Packard Company         July 1993        leased equipment
2.  Hewlett-Packard Company         Sept. 1993       leased equipment
3.  Hewlett-Packard Company         Jan. 1994        leased equipment
4.  Hewlett-Packard Company         August 1994      leased equipment
5.  Hewlett-Packard Company         Sept. 1994       leased equipment
6.  AT&T Credit Corporation         Feb. 1995        leased equipment
7.  Hewlett-Packard Company         July 1996        leased equipment
8.  AT&T Credit Corporation         April 1997       leased equipment
9.  AT&T Credit Corporation         Aug. 1997        leased equipment
10. AT&T Credit Corporation         April 1998       leased equipment

B.  Excell Data Corporation
    -----------------------

1.  Seattle First National Bank     November 1991    inventory, chattel paper,
                                                     accounts, contract
                                                     rights, equipment,
                                                     general intangibles
2.  Seattle First National Bank     August 1993      chattel paper, accounts,
                                                     contract rights,
                                                     general intangibles
3.  US Bank of Washington, N.A.     October 1993     leased equipment
4.  Coho Equipment Leasing Co, Inc. December 1994    leased equipment
5.  Commerce Security Bank          April 1995       leased equipment
6.  Seattle First National Bank     June 1995        leased equipment
7.  Seattle First National Bank     September 1995   leased equipment
8.  Seattle First National Bank     January 1996     leased equipment

                                 Schedule 6.04
                                 -------------

                             Existing Investments
                             --------------------

The Borrower has an investment in the Common Stock of Corechange, Inc.

The Borrower has an investment in the Common Stock of Diamond Technology
Partners.

                                 Schedule 6.08
                                 -------------

                             Existing Restrictions
                             ---------------------

                                     None.

                                 Schedule 6.09
                                 -------------

                           Existing Preferred Stock
                           ------------------------

                                     None.

                                   EXHIBIT A
                                   ---------

                                    FORM OF
                           ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Credit Agreement dated as of September 10, 1998 (as amended and in effect on the date hereof, the "Credit Agreement"), among
                                                   ----------------
Cambridge Technology Partners (Massachusetts), Inc. and the other entities specified therein, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

     The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and
                     -----------------
obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

     This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

     This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):
  ---------------


--------------------------------------------------------------------------------
                                                     Percentage Assigned of
                                               Facility/Commitment (set forth,
                                                  to at least 8 decimals, as a
                                              percentage of the Facility and the
                          Principal Amount       aggregate Commitments of all
     Facility                 Assigned                Lenders thereunder)

-------------------------------------------------------------------------------
Commitment Assigned    $                                                   %
-------------------------------------------------------------------------------
Revolving Loans
-------------------------------------------------------------------------------



The terms set forth above and on the reverse side hereof are hereby agreed to:


                                    [NAME OF ASSIGNOR], as Assignor


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                    [NAME OF ASSIGNEE], as Assignee


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:

     The undersigned hereby consent to the within assignment:/1/






CAMBRIDGE TECHNOLOGY PARTNERS
(MASSACHUSETTS), INC.


By:
   --------------------------------------
   Name:
   Title:


CAMBRIDGE TECHNOLOGY PARTNERS
DO BRASIL S/C LTDA


By:
   --------------------------------
   Name:
   Title:


CAMBRIDGE TECHNOLOGY PARTNERS LTD.
(ONTARIO)


By:
   --------------------------------
   Name:
   Title:


CAMBRIDGE TECHNOLOGY PARTNERS
LIMITED


By:
   --------------------------------
   Name:
   Title:

------------
/1/ Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.

CAMBRIDGE TECHNOLOGY PARTNERS
(MEXICO), S.A. DE C.V.


By:
   --------------------------------
   Name:
   Title:


CAMBRIDGE TECHNOLOGY PARTNERS
 (SWITZERLAND) S.A.


By:
   --------------------------------
   Name:
   Title:


CAMBRIDGE TECHNOLOGY PARTNERS
(VENEZUELA) C.A.


By:
   --------------------------------
   Name:
   Title:


THE CHASE MANHATTAN BANK,
as Administrative Agent


By:
   --------------------------------
   Name:
   Title:


THE CHASE MANHATTAN BANK,
as Swingline Lender


By:
   --------------------------------
   Name:
   Title:



THE CHASE MANHATTAN BANK,
as Issuing Bank


By:
   --------------------------------
   Name:
   Title:

                                   EXHIBIT B
                                   ---------
                                    FORM OF
                                PROMISSORY NOTE

                                                Boston, Massachusetts
$                                                            , 1998
 -----------                                    -------------

     FOR VALUE RECEIVED, the undersigned (collectively, the "Borrower") hereby
                                                             --------
jointly and severally promise to pay to the order of
________________________________   or its registered assigns (the "Bank"), in
                                                                   ----
lawful money of the United States of America or the applicable Alternate Currency Equivalent (as defined in the Agreement referred to below) in immediately available funds, at the office of the Administrative Agent (as defined in the Agreement) located at One Chase Manhattan Plaza, New York, NY on the Maturity Date (as defined in the Agreement) the principal sum of DOLLARS ($________) or, if less, the then aggregate unpaid principal amount of all Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

     The undersigned also jointly and severally promise to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in the Agreement.

     This Note is subject to the terms of that certain Credit Agreement, dated as of September 10, 1998, among the Borrower, the financial institutions from time to time party thereto (including the Bank), and The Chase Manhattan Bank, as Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof. As provided in the
     ---------
Agreement, this Note is subject to voluntary prepayment and, in certain circumstances, mandatory prepayment prior to the Maturity Date, in whole or in part.

     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

     The Borrowers hereby waive presentment, demand, protest or notice of any kind in connection with this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                       CAMBRIDGE TECHNOLOGY PARTNERS
                                       (MASSACHUSETTS), INC.


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                       CAMBRIDGE TECHNOLOGY PARTNERS
                                       DO BRASIL S/C LTDA


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


                                       CAMBRIDGE TECHNOLOGY PARTNERS LTD.
                                       (ONTARIO)


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


                                       CAMBRIDGE TECHNOLOGY PARTNERS LTD.

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


                                       CAMBRIDGE TECHNOLOGY PARTNERS
                                       (MEXICO), S.A. DE C.V.



                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


                                       CAMBRIDGE TECHNOLOGY PARTNERS
                                       (SWITZERLAND) S.A.


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


                                       CAMBRIDGE TECHNOLOGY PARTNERS
                                       (VENEZUELA) C.A.


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT C
                                   ---------

                                    FORM OF
                      OPINION OF COUNSEL FOR THE BORROWER


                                                                [Effective Date]



To the Lenders and the Administrative
  Agent Referred to Below
c/o The Chase Manhattan Bank,
  as Administrative Agent
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

     We have acted as counsel for Cambridge Technology Partners (Massachusetts), Inc., a Delaware corporation, and the entities listed on Schedule I hereto
                                                         ----------
(collectively, the "Borrower") and the entities listed on Schedule II hereto
                    --------
(the "Guarantors"), in connection with (i) the Credit Agreement dated as of
      ----------
September 10, 1998 (the "Credit Agreement"), among the Borrower, the banks and
                         ----------------
other financial institutions identified therein as Lenders, and The Chase Manhattan Bank, as Administrative Agent, and (ii) that certain Guarantee dated as of September 10, 1998 by the Guarantors (the "Guarantee"). Terms defined in
                                                 ---------
the Credit Agreement are used herein with the same meanings.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

        1. Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of ____________,
(b) has all requisite power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

        2. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. The Credit Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Guarantee has been duly executed and delivered by the Guarantors and constitutes a legal, valid and binding obligation of the Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

        3. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, except which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, or (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

        4. The Guarantee (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Guarantor or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Guarantor or any Guarantor's assets, or give rise to a right thereunder to require any payment to be made by any Guarantor, except which, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on (x) the business, assets, operations, prospects or condition, financial or otherwise, of any Guarantor, (y) the ability of any Guarantor to perform any of its obligations under the Guarantee or (z) the rights of or benefits available to the Lenders under the Guarantee, and (iv) will not result in the creation or imposition of any Lien on any asset of any Guarantor.

        5. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to our knowledge, threatened against or affecting the Borrower or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve the Credit Agreement, the Guarantee or the Transactions.

        6. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" within the meaning of, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders and Persons that acquire participations in your Loans) without our prior written consent.

                                    Very truly yours,

                                   EXHIBIT D
                                   ---------

                                    FORM OF
                             COMPLIANCE CERTIFICATE


The Chase Manhattan Bank
85 Wells Avenue, Suite 200
Newton, MA 02159
Attention:   Roger A. Stone
             Senior Vice President

Ladies and Gentlemen:

     This Compliance Certificate is delivered to you pursuant to Section 5.01(c) of that certain Credit Agreement, dated as of September 10, 1998, among Cambridge Technology Partners (Massachusetts), Inc. and its Subsidiaries which are signatories hereto (collectively, the "Borrower"), the financial
                                           --------
institutions from time to time party thereto (the "Lenders") and The Chase
                                                   -------
Manhattan Bank, as Administrative Agent (as amended, supplemented or modified from time to time, the "Credit Agreement"). Capitalized terms not otherwise
                        ----------------
defined herein shall have the meanings set forth in the Credit Agreement.

     The undersigned, as the duly elected, qualified and acting [Chief Financial Officer] [Principal Accounting Officer] [Treasurer] [Controller] of the Borrower, hereby certifies on behalf of the Borrower as follows:

     1. The undersigned has reviewed and is familiar with the contents of this Certificate.

     2. The undersigned has reviewed the terms of the Credit Agreement and has made or caused to be made under [his/her] supervision a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the
                                                              ------------
"Financial Statements").  Such review did not disclose the existence during or
 --------------------
at the end of the accounting period covered by the Financial Statements, and the undersigned has no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

     3. Attached hereto as Attachment 2 are calculations demonstrating that,
                           ------------
based upon the Financial Statements, and at the date hereof, the Borrower is in compliance with all financial covenants set forth in Sections 6.10, 6.11 and
6.12 of the Credit Agreement.

     4. There has been [no] [the following] changes in GAAP or in the application thereof since December 31, ____ [and such changes have had the following effects on the Financial Statements].

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on this ___ day of ______, ____.


                                 CAMBRIDGE TECHNOLOGY PARTNERS
                                 (MASSACHUSETTS), INC.


                                 By:
                                    --------------------------------
                                    Name:
                                    Title:


                                 CAMBRIDGE TECHNOLOGY PARTNERS
                                 DO BRASIL S/C LTDA


                                 By:
                                    --------------------------------
                                    Name:
                                    Title:


                                 CAMBRIDGE TECHNOLOGY PARTNERS
                                 LTD. (ONTARIO)


                                 By:
                                    --------------------------------
                                    Name:
                                    Title:


                                 CAMBRIDGE TECHNOLOGY PARTNERS
                                 LIMITED


                                 By:
                                    --------------------------------
                                    Name:
                                    Title:

                                 CAMBRIDGE TECHNOLOGY PARTNERS
                                 (MEXICO), S.A. DE C.V.


                                 By:
                                    --------------------------------
                                    Name:
                                    Title:

                                 CAMBRIDGE TECHNOLOGY PARTNERS
                                 (SWITZERLAND) S.A.


                                 By:
                                    --------------------------------
                                    Name:
                                    Title:


                                 CAMBRIDGE TECHNOLOGY PARTNERS
                                 (VENEZUELA) C.A.


                                 By:
                                    --------------------------------
                                    Name:
                                    Title:

                                       3